Exhibit 10.10

SOURCE FINANCIAL, INC

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of July 19, 2013, by Source Financial, Inc., a Delaware corporation (hereinafter called the "Company"), with Richard Allely (hereinafter called the "Holder").

R E C I T A L S:

The Company has adopted a 2013 Omnibus Incentive Plan (the "Plan").  Said Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.  Terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

The Board, which in the absence of a Committee, is charged with the administration of the Plan pursuant to Section 3 of the Plan, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder as an inducement to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

NOW, THEREFORE, pursuant to the Plan, the Company hereby grants to the Holder as of the date hereof an option (the “Option”) to purchase all or any part of seventy-five (75,000) shares of Common Stock of the Company, par value $.001 per share, upon the following terms and conditions:

1.           (a)           The Option shall continue in force through June 30, 2020 (the "Expiration Date"), unless sooner terminated as provided herein and in the Plan. Subject to the provisions of the Plan, the right to exercise the Options shall vest as to 2,083 shares on September 30, 2013, and as to an additional 2,083 shares on the last day of each calendar month thereafter through and including August 31, 2016, except that the right to exercise the Options shall vest as to 2,095 shares on August 31, 2016, and the exercise price per share of the Options vesting as of any date shall be $2.00.

(b)           Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including officers and directors who are employees), non-employee director, consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Holder has remained in the continuous employ or service thereof from the date of grant.

(c)           No installment under this option shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value of the Common Stock or other securities for which this option or any other Incentive Stock Options granted to Holder prior to the date hereof (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollars ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Qualified Stock Option.

2.           In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within three months after such termination, but not after the Expiration Date, provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the consent of the Company or any subsidiary corporation thereof, as the case may be (which consent shall be presumed in the case of normal retirement), or if the Holder accepts employment with a competitor of the Company, the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination or employment of the Holder with a competitor. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

3.           If the Holder shall (a) die while he is employed by or serving the Company or a subsidiary thereof or within three months after the termination of such position (other than termination for cause, or voluntarily on his part and without the Consent of the Company or subsidiary corporation thereof, as the case may be, which consent shall be presumed in the case of normal retirement or voluntarily by the Holder), or (b) become permanently and totally disabled within the meaning of Section 22 (e) (3) of the Internal Revenue Code of 1986, as amended (the "Code"), while employed by or serving any such company, and if the Option was otherwise exercisable, immediately prior to the occurrence of such event, then such Option may be exercised as set forth herein by the Holder or by the person or persons to whom the Holder’s rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent or total disability, but in either case, not later than the Expiration Date.

4.           (a)           The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 9 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in cash of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised; provided that, if permitted by the Board, the purchase price may be paid, in whole or in part, by surrender or delivery to the Company of securities of the Company having a fair market value on the date of the exercise equal to the portion of the purchase price being so paid. In such event fair market value should be determined pursuant to the Plan.

(b)           The Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements. In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

5.           Notwithstanding the vesting schedule provided for in Paragraph 1 hereof, in the event of a Change of Control, as such term is defined in the Plan, the right to exercise this Option shall be deemed to have vested in its entirety immediately prior to the happening of the event giving rise to the Change in Control.

6.           Notwithstanding any other provision of the Plan, in the event of a change in the outstanding shares of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per unit subject to the Option shall be appropriately adjusted by the Board, whose determination shall be conclusive.  For the avoidance of doubt, if as a consequence of a change in the outstanding shares of the Company, upon the exercise of this Option the Holder is entitled to receive an amount in cash which, on a per Option basis is less than the exercise price then in effect, this Agreement shall be deemed to have terminated as of the date of such change.

7.           This Option shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Holder other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction.  During the life of the Holder, this Option shall be exercisable only by him. Notwithstanding the foregoing, to the extent the Option is deemed a Non-Qualified Stock Option, the Holder shall be permitted to transfer such Option to family members or family trusts established by the Holder.  Except as otherwise provided for herein, in the event that the Holder terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Holder may nominate a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of the Holder with respect to the Option.  In addition, the Holder may designate a beneficiary or beneficiaries to exercise the rights of the Holder and receive any distributions upon the death of the Holder.

8.           Neither the Holder nor in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option until shares have been registered in the name of the Holder or his estate, as the case may be.

9.           Any notice to the Company provided for in this Agreement shall be addressed to the Company, Attention, its President, and any notice to the Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

10.           In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Option, the determination by the Board, or if one had been appointed, the Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Option.

SOURCE FINANCIAL, INC.		ACCEPTED AND AGREED

By:	/s/ Hugh Evans	/s/ Richard Allely
	Hugh Evans	Richard Allely
President and CEO

FORM OF NOTICE OF EXERCISE

TO:	SOURCE FINANCIAL, INC

The undersigned hereby exercises his option to purchase __________ shares of Common Stock of Source Financial, Inc. (the “Company”) as provided in the Stock Option Agreement dated as of July 19, 2013 at $__________ per share, a total of $__________ and makes payment therefor as follows:

(1)           To the extent of $__________ of the purchase price, the undersigned hereby surrenders to the Company certificates for shares of its Common Stock which, valued at $__________ per share, the fair market value thereof, equals such portion of the purchase price.

(2)           To the extent of the balance of the purchase price, the undersigned has enclosed a check payable to the order of the Company for $__________.

A stock certificate or certificate for the shares should be delivered in person or mailed to the undersigned at the address shown below.

The undersigned hereby represents and warrants that it is his present intention to acquire and hold the aforesaid shares of Common Stock of the Company for his own account for investment, and not with a view to the distribution of any thereof, and agrees that he will make no sale, thereof, except in compliance with the applicable provisions of the Securities Act of 1933, as amended.

Signature:
Address:

Dated: